Exhibit 99.01

PRESS RELEASE

Shopzilla acquisition completed

For immediate release (NYSE: SSP)

June 27, 2005

CINCINNATI – The E. W. Scripps Company today completed its acquisition of Shopzilla, a leading online comparison shopping service. The company announced its intention to acquire Shopzilla on June 6.

Scripps paid $525 million in cash for 100 percent of Shopzilla. Shopzilla shareholders also received the amount of Shopzilla’s net working capital at the time of closing, which was about $39 million.

In conjunction with this transaction, the company also completed the public offering of $150 million of 4.30% Notes due 2010. The balance of the funds needed to complete the transaction was provided by borrowing under the company’s commercial paper program.

Scripps is a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of the company’s media businesses provide content and advertising services via the Internet.

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Contact: Timothy Stautberg, The E. W. Scripps Company, 513.977.3826

Email: Stautberg@scripps.com

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